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                                                                     Exhibit 2.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95247) pertaining to the PRT Group Inc. 401(k) Plan of our report dated January 31, 2000, except for paragraph 1 of Note 16 and Note 17, as to which the date is April 14, 2000, with respect to the consolidated financial statements and schedule of PRT Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                    /s/ ERNST & YOUNG LLP

New York, New York
April 14, 2000